July 28, 2000



         As counsel for Liberty-Stein Roe Funds Income Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 33-02633:

Exhibit Date of Date of to PEA Series Opinion Filing No. No. ------ ------- ------ --- --- SteinRoe Cash Reserves (now named Stein Roe Cash Reserves Fund) 12/10/87 08/16/96 10(b) 29 SteinRoe Income Fund (now named Stein Roe Income
Fund) 12/20/87 08/16/96 10(b) 29 Stein Roe Intermediate Bond Fund (now named Stein Roe Intermediate Bond Fund) 12/20/87 08/16/96 10(b) 29 Stein Roe High Yield Fund 10/25/96 10/28/96 10(c) 30 In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933. Very truly yours, BELL, BOYD & LLOYD LLC By /s/Cameron S. Avery Cameron S. Avery